UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2008

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2008, the Board of Directors (the "Board") of Avery Dennison Corporation (the "Company") ratified the actions of the Compensation and Executive Personnel Committee (the "Committee") of the Board, which approved the following compensation actions for the Company’s named executive officers ("NEOs") and other executive officers:

(1) Annual Bonus Plan - 2008

The Committee established net sales and earnings per share to be the 2008 performance measures for executive officers, other officers and designated employees of the Company under both the Senior Executive Leadership Compensation Plan and the Executive Leadership Compensation Plan (the "Annual Bonus Plans"). Annual bonuses are calculated using a percentage of base salary in effect at the end of the year, with the Chief Executive Officer’s 2008 market reference target bonus opportunity established at 110% of base salary and the other NEOs’ market reference target bonus opportunities established at 60% of base salary. Participants in the Annual Bonus Plans may receive a bonus if the Company meets the threshold, target or maximum performance objectives, as established by the Committee. The actual amount of the NEO’s 2008 annual bonus will range from 0% to 225% of the NEO’s salary based upon achievement of the performance measures. For 2007, the actual annual bonus for the NEOs was 88% of their respective bonus opportunity.

(2) Amended and restated Employee Stock Option and Incentive Plan ("ESP")

The Committee approved amendments to the ESP, including an increase of 4.8 million in the number of shares of common stock authorized for issuance to employees. This total of 4.8 million includes an increase of 2.5 million in the number of shares represented by full-value awards (such as restricted stock units and performance units) that may be granted under the ESP. The amended and restated ESP will be submitted to the Company’s stockholders for approval at the annual meeting on April 24, 2008.

(3) The Committee approved the 2007 Annual Bonus Plan payments, which will be paid in March 2008, and the 2008 annual stock option awards for the NEOs and other executive officers.

(4) The Committee approved management’s recommendation that there will be no 2008 annual salary increases for the NEOs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

March 4, 2008	By:	/s/ Daniel R. O'Bryant

Name: Daniel R. O'Bryant
Title: Executive Vice President, Finance, and Chief Financial Officer